UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2013

MORGAN’S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4829 Galaxy Parkway, Suite S, Cleveland, OH	44128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Long-Term Incentive Plan

On April 9, 2012 the Company’s Board of Directors adopted and approved Morgan’s Foods, Inc. Long-Term Incentive Plan (the “LTIP”). A total of 150,000 Company common shares are reserved and available for awards under the LTIP. A summary of the terms of the LTIP follow, which are qualified in the entirety by the LTIP attached hereto as Exhibit 99.1.

The purpose of the LTIP is to enable the Company and its subsidiaries to attract, retain and reward key employees and directors of the Company and of its affiliates and to strengthen the mutuality of interests between those employees and the Company’s shareholders by offering such employees equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success. As of April 9, 2013, approximately 35 key employees, officers and directors were eligible to participate in the LTIP.

The Compensation and Leadership Committee of the Board of Directors (the “Committee”) administers the LTIP and determines who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. The Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it considers advisable and to interpret the terms and provisions of the LTIP and any award issued under the LTIP.

The Committee may only grant stock options that do not qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”). Options are evidenced by a stock option agreement in the form approved by the Committee. In addition, the Committee may make grants of restricted common shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share-based awards or any combination thereof.

The Committee may amend the terms of any award under the LTIP as long as it does not impair the rights thereunder of any participant.

Stock options will be exercisable and restricted common share grants will vest at such time or times as the Committee determines at the time of grant. In general, restricted common shares are non-transferable prior to vesting. Additionally, if any stock option or restricted common share grant is exercisable or becomes vested only in installments or after specified exercise dates, the Committee may waive such exercise provisions and accelerate any exercise date based on such factors as the Committee shall determine in its sole discretion.

The exercise price of a stock option granted under the LTIP may not be less than 100% of the fair market value of the Company’s common shares on the date the stock option is granted. The term of each stock option will be fixed by the Committee and may not exceed ten years from the date the stock option is granted. No participant in the LTIP may be granted stock options, restricted common share grants or other share awards in any calendar year for more than 25,000 common shares.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in the Company’s corporate structure affecting the shares, an adjustment or substitution may be made as approved by the Committee.

The LTIP will not be qualified under Section 401(a) of the Code and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974. The LTIP is intended to comply with Section 409A of the Code. If it is determined that any amount to be paid to a “specified employee” (as such term is defined in Section 409A of the Code) under the LTIP is considered “nonqualified deferred compensation” subject to Section 409A of the Code, then such payment if made upon “separation from service”, as defined in Section 409A of the Code, shall be delayed for six months following the specified employee’s separation from service.

The Board of Directors may amend, alter or discontinue the LTIP as long as it does not impair the rights thereunder of any participant.

In the event there is a change of control or potential change of control (as defined in the LTIP), then (i) any stock options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested; (ii) any share appreciation rights shall become immediately exercisable; (iii) the restrictions applicable to any restricted common share awards, deferred shares, share purchase rights and other share-based awards shall lapse and such shares and awards shall be deemed fully vested; and (iv) the value of all outstanding awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any change in control or potential change in control, be cashed out on the basis of the “Change in Control Price” (as defined in the LTIP) as of the date of such change in control or potential change in control.

Long-Term Incentive Plan Grants

On April 9, 2013, the Committee granted incentive equity awards pursuant to the LTIP of (i) 2,285 restricted common shares each to James C. Pappas, Steven S. Kaufman, Marilyn A. Eisele and Bernard Lerner in consideration of their service on the Committee, and (ii) 6,000 restricted common shares each to Steven S. Kaufman, Marilyn A. Eisele and Bernard Lerner in consideration of their service on a Board Special Committee. In addition, on April 9, 2013, the Committee granted an incentive equity award pursuant to the LTIP of 3,429 restricted common shares to James C. Pappas as non-cash compensation for his service as Chairman of the Board.

Each of the grants of restricted common shares described above will be forfeited if the grantee is no longer serving as a director of the Company on October 10, 2013. A copy of the form of Restricted Shares Grant Agreement is attached hereto as Exhibit 99.2 and this summary is qualified in its entirety by Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	Morgan’s Foods, Inc. Long-Term Incentive Plan

99.2	Form of Restricted Shares Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan’s Foods, Inc.

Dated: April 15, 2013	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Morgan’s Foods, Inc. Long-Term Incentive Plan

99.2	Form of Restricted Shares Grant Agreement

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